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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement

/ / Definitive proxy statement

/ / Definitive additional materials

/X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               KEMPER CORPORATION
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                (Name of Registrant as Specified in Its Charter)
                               KEMPER CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11:(1)

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(4) Proposed maximum aggregate value of transaction:

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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/X/ Filing fee of $500 was previously paid in two payments on March 24, 1994 and
    March 28, 1994, the latter date when the Preliminary Proxy Statement was filed.
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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
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KEMPER CORPORATION             Long Grove, IL 60049-0001 - 708/320-4700

March 28, 1994

Dear Fellow Kemper Stockholder,

Enclosed is your Company's 1993 annual report to stockholders. Also enclosed is your Board's preliminary proxy statement as filed with the Securities and Exchange Commission. The Company's definitive proxy statement, as well as your Board's WHITE proxy card, will be forwarded to you shortly.

As you may be aware, your Board of Directors has recently considered an unsolicited proposal from General Electric Capital Corporation to acquire your Company for a price of $55 per share. After due deliberation the Board unanimously voted to reject the GECC proposal, based on the Board's determination that the proposal is not in the best interests of the Company's stockholders.

After considering various factors, including the Company's financial performance and future prospects and the advice of its financial advisor, Goldman, Sachs & Co., that $55 per share is inadequate, your Board rejected GECC's proposal and concluded that Kemper remaining independent would be a superior alternative. Accordingly, we have informed GECC that the Company is not for sale at this time.

To further its objective, GECC recently purchased 100 shares of Kemper common stock and is now seeking to elect to your Board four former General Electric employees, none of whom has had the benefit of the investigation undertaken by your Board of GECC's unsolicited proposal. As reported by the Associated Press, a spokesperson for General Electric has indicated that the GECC nominees "are running with a very straightforward mission, which is to cause the Kemper Board of Directors to consummate a merger or sale of Kemper for at least $55 a share."

Your director-nominees, in contrast to the GECC slate, have each participated actively in your Board's deliberations regarding the GECC proposal, as well as in the restructuring of Kemper into the focused financial services company it now is. We cannot permit ourselves to be strong-armed by any potential acquiror, large or small, who seeks Kemper's valuable franchise at a bargain-basement price. We urge you NOT to return any BLUE proxy that you may receive from GECC or its agents.

Your Board of Directors is keenly aware of its fiduciary responsibilities to you, the Company's owners. We are committed to protecting and enhancing the value of your investment in Kemper.

                                            Very truly yours,

                                            David B. Mathis
                                            Chairman of the Board and
                                            Chief Executive Officer
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March 28, 1994
Press Release

                   KEMPER FILES PROXY, RENOMINATES DIRECTORS;

    COMPANY REASSERTS INDEPENDENCE AND REAFFIRMS INADEQUACY OF GECC PROPOSAL

March 28, 1994...Kemper Corporation (NYSE: KEM) announced today that it had filed with the Securities and Exchange Commission and mailed to stockholders its preliminary proxy materials for the annual meeting of stockholders scheduled for May 11, 1994. The materials included a slate of four experienced, incumbent Kemper directors who are standing for reelection:

     - David B. Mathis, Chairman of the Board and CEO of Kemper

     - John T. Chain Jr., Executive Vice President, Burlington Northern Railroad Co.; former Commander-in-Chief, Strategic Air Command

     - George D. Kennedy, Chairman, Mallinckrodt Group, Inc.
       (formerly IMCERA Group, Inc.)

     - Kenneth A. Randall, Corporate Director; former Chairman of the FDIC; retired Vice Chairman of Northeast Bancorp, Inc.

Kemper also reaffirmed that the interests of its stockholders would be best served at this time by the company having the opportunity to realize the outstanding potential it has developed as an independent entity.

Further, Kemper questioned the continuing pursuit by General Electric Capital Corporation of its proposal to acquire Kemper for $55 per share, a proposal already rejected by the Kemper Board of Directors and found inadequate by the company's financial advisor, Goldman, Sachs & Co. The Board notified GECC on March 17 that the company is not for sale at this time.

In a letter sent with the preliminary proxy materials, Kemper informed its stockholders that GECC, to further its objectives, recently purchased 100 shares of Kemper common stock and is now seeking to elect to the Board four former General Electric employees. None of these ex-General Electric people has had the benefit of the investigation undertaken by the Kemper Board in response to GECC's unsolicited proposal. A spokesperson for General Electric was quoted by the Associated Press as saying that the GECC nominees "are running with a very straightforward mission, which is to cause the Kemper Board of Directors to consummate a merger or sale of Kemper for at least $55 a share."

Kemper director-nominees, in contrast to the GECC slate, have each participated actively in the Board's deliberations regarding the GECC proposal, as well as in the restructuring of Kemper Corporation into the focused financial services company it now is.

Kemper stated that it cannot permit itself to be strong-armed by any potential acquirer, large or small, who seeks to purchase Kemper's valuable franchise at a bargain-basement price. Kemper also stated that it is committed to protecting and enhancing stockholder value.

Kemper Corporation is a financial services holding company with principal subsidiaries in asset management, life insurance and securities brokerage.